Exhibit 99.1

i2 Reports First Quarter 2008 Results

Company records year-over-year growth in bookings and positive cash flow from operations of $8.9 million for the quarter

DALLAS – May 6, 2008 – i2 Technologies, Inc. (NASDAQ: ITWO) today announced results for the first quarter 2008.

A summary of first quarter results:

•	Total revenue was $62.6 million
•	Total costs and expenses were $58.5 million
•	Net income applicable to common stockholders was $2.6 million
•	Diluted earnings per share (GAAP) were $0.10
•	Non-GAAP diluted earnings per share were $0.17 (excluding stock option expense and contract revenue)
•	Cash flow from operations was $8.9 million
•	Total bookings of $66.4 million, including $8.6 million in software solutions bookings
•

Signed first multi-year, operations services agreement with a European high-tech customer with a contract value over $10 million (amount is not included in first quarter 2008 total bookings due to contractual contingencies)

“We are pleased with our performance in the first quarter as well as the continued progress we have made in our strategy as The Supply Chain Results Company,” stated i2 Interim Chief Executive Officer Pallab Chatterjee. “We recorded the highest amount of first quarter bookings in the last three years and recorded year-over-year growth for the quarter in all of our bookings categories. Last week at i2 Planet, we introduced SCM 2.0, a new paradigm within supply chain operations that combines domain expertise, process innovation and proven tools to make business plans happen. We are encouraged by the interest generated among our existing customers as well as potential new customers during our Planet conference,” concluded Chatterjee.

“We are reporting solid financial results for the first quarter highlighted by year-over-year growth in maintenance revenue and strong cash flow from operations,” stated i2 Executive Vice President and Chief Financial Officer Mike Berry. “We are very pleased to have now recorded four consecutive quarters of positive cash flow from operations and two straight quarters of year-over-year bookings growth,” concluded Berry.

First Quarter Results

Revenue Detail

Total revenue for the first quarter was $62.6 million as compared to $65.6 million in the first quarter of 2007, a decrease of $3.0 million or 5 percent. Total revenue in the first quarter of 2007 included contract revenue of $2.5 million.

i2 had total first quarter software solutions revenue, which includes core license revenue, recurring license revenue as well as fees received to develop the licensed functionality, of $11.7 million. This compares to $13.4 million of software solutions revenue in the first quarter of 2007, a decline of 13 percent year-over-year.

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i2 Reports First Quarter 2008 Results

Services revenue in the first quarter was $28.8 million, an increase of 1 percent from the $28.7 million of services revenue in the first quarter of 2007. Services revenue includes fees received from consulting and training services as well as arrangements to customize or enhance previously purchased licensed software. Services revenue also includes reimbursable expenses.

First quarter maintenance revenue was $22.1 million, an increase of 5 percent from $21.0 million in the comparable prior year quarter.

Costs and Expenses

Total costs and expenses for the first quarter of 2008 were $58.5 million, a decrease of 3 percent compared to $60.1 million in the first quarter of 2007. Total costs and expenses in the first quarter of 2008 included $2.9 million in stock-based compensation expense, which includes $2.0 million in expense related to stock options and $900,000 in expense related to restricted stock units.

Net Income

The company reported first quarter 2008 net income applicable to common stockholders of $2.6 million, or $0.10 per diluted share. This compares to $3.5 million, or $0.13 per diluted share, in net income applicable to common stockholders in the first quarter of 2007.

Non-GAAP Diluted Earnings Per Share

The company provides non-GAAP financial measures to assist stockholders with the analysis of financial and business trends related to the company’s operations. These calculations are not in accordance with, or an alternative for, generally accepted accounting principles (GAAP) and may be different from non-GAAP measures presented by other companies.

Non-GAAP diluted earnings per share applicable to common stockholders in the first quarter of 2008 were $0.17, compared to $0.16 per diluted share in the comparable period last year on a non-GAAP basis. Non-GAAP diluted earnings per share excludes stock option expense and the net effect of contract revenue and contract expense. Contract revenue is the result of the recognition of certain revenue that was carried on i2’s balance sheet as a portion of deferred revenue and was a result of the company’s 2003 financial restatement. As of March 31, 2007, the deferred contract revenue balance was zero.

A full reconciliation of GAAP to non-GAAP financial measures can be found in Schedule A included with this release.

Other Financial Information

On March 31, 2008, i2’s total cash balance was $138.9 million (including restricted cash of $7.3 million), an increase of $9.4 million from December 31, 2007. Total debt at the end of the first quarter was $86.3 million, which represents the face value of the company’s 5% senior convertible notes.

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i2 Reports First Quarter 2008 Results

The company generated cash flow from operations of $8.9 million in the first quarter of 2008. The company has recorded approximately $32 million in cash flow from operations during the trailing four quarter period.

Second Quarter 2008 Outlook

The company currently expects financial performance in the second quarter of 2008 to be reasonably comparable to the first quarter of 2008, excluding the effect of incremental investment in the company’s patent litigation lawsuits as well as higher income tax expense. The company currently expects total revenue to increase sequentially due primarily to higher services revenue. Sales and marketing expenses are expected to be slightly higher due to the company’s annual i2 Planet conference in the second quarter. Cash flow from operations in the second quarter of 2008 is expected to be positive, however less than the first quarter of 2008 amount. This outlook assumes no significant changes to the company’s management or operations during the second quarter of 2008.

The company’s statements regarding future financial performance are based on current expectations for bookings, cash collections, revenue, expense and diluted shares outstanding. Such statements are forward-looking, and the company expressly disclaims any current intention to update forward-looking statements. Actual results may differ materially. See “i2 Cautionary Language” below.

Earnings Conference Call and Webcast Information

The i2 management team will host a live conference call with investors today, May 6 at 10:00 a.m. ET to discuss the first quarter 2008 financial results. Investors and other interested parties may access the call via webcast through the company’s Web site at http://www.i2.com/investor.

An audio replay of the conference call will be available for approximately 24 hours following the call. To access the replay, dial (800) 475-6701 (USA) or (320) 365-3844 (International) and enter access code 919955. The webcast will also be archived via the company’s Web site at http://www.i2.com/investor.

Strategic Review Committee Update Conference Call and Webcast Information

Members of the i2 board of directors will host a live conference call with investors on Wednesday, May 7 at 6:00 p.m. ET to provide an update on the progress made by the strategic review committee. Investors and other interested parties may access the call via webcast through the company’s Web site at http://www.i2.com/investor.

An audio replay of the conference call will be available for approximately 24 hours following the call. To access the replay, dial (800) 475-6701 (USA) or (320) 365-3844 (International) and enter access code 922412. The webcast will also be archived via the company’s Web site at http://www.i2.com/investor.

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i2 Reports First Quarter 2008 Results

About i2

Throughout its 20-year history of innovation and value delivery, i2 has dedicated itself to building successful customer partnerships. As a full-service supply chain company, i2 is uniquely positioned to help its clients achieve world-class business results through a combination of consulting, technology, and managed services. i2 solutions are pervasive in a wide cross section of industries; 20 of the AMR Research Top 25 Global Supply Chains belong to i2 customers. Learn more at www.i2.com.

i2 is a registered trademark of i2 Technologies US, Inc. and i2 Technologies, Inc.

i2 Cautionary Language

This press release contains forward-looking statements that involve risks and uncertainties, including forward-looking statements regarding i2’s outlook for second quarter 2008 revenue, diluted earnings per share, operating cash flow and total bookings. These forward-looking statements are based on current expectations for bookings, cash collections, revenue, expense and diluted shares outstanding, and involve risks and uncertainties that may cause actual results to differ from those projected, including, without limitation, the risk that (i) we will be unable to develop and generate additional demand for our products, (ii) we will be unable to remain competitive, (iii) our strategy to sell new-generation solutions may not be successful, (iv) product quality, performance claims and other litigation may have a material adverse effect on our relationships with customers and our business, and (v) key personnel leave the company or the company is unable to attract, train and retain additional personnel. For a discussion of factors which could impact i2’s financial results and cause actual results to differ materially from those in forward-looking statements, please refer to i2’s recent filings with the SEC, particularly the Annual Report on Form 10-K filed March 17, 2008. i2 expressly disclaims any current intention to update the forward-looking information contained in this news release.

For More Information Contact:
Tom Ward	Beth Elkin
i2 Investor Relations	i2 Corporate Communications
469-357-3854	469-357-4225
tom_ward@i2.com	beth_elkin@i2.com

i2 TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value)

(unaudited)

	March 31, 2008	December 31, 2007
ASSETS
Current assets:
Cash and cash equivalents	$131,599	$120,978
Restricted cash	7,263	8,456
Accounts receivable, net	27,446	25,108
Other current assets	10,797	7,746

Total current assets	177,105	162,288

Premises and equipment, net	6,657	7,559
Goodwill	16,684	16,684
Non-current deferred tax asset	7,764	8,454
Other non-current assets	7,450	7,168

Total assets	$215,660	$202,153

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,389	$4,741
Accrued liabilities	16,451	14,631
Accrued compensation and related expenses	12,474	17,636
Deferred revenue	68,986	61,715

Total current liabilities	103,300	98,723

Total long-term debt, net	84,610	84,453
Taxes payable	5,881	4,484

Total liabilities	193,791	187,660

Commitments and contingencies

Stockholders’ equity:
Preferred Stock, $0.001 par value, 5,000 shares authorized, none issued and outstanding	—	—
Series A junior participating preferred stock, $0.001 par value, 2,000 shares authorized, none issued and outstanding	—	—
Series B 2.5% convertible preferred stock, $1,000 par value, 150 shares authorized 107 issued and outstanding at March 31, 2008 and December 31, 2007	103,562	103,450
Common stock, $0.00025 par value, 2,000,000 shares authorized, 21,455 and 21,448 shares issued and outstanding at March 31, 2008 and December 31, 2007, respectively	5	5
Additional paid-in capital	10,461,055	10,458,101
Accumulated other comprehensive income	11,670	9,963
Accumulated deficit	(10,554,423)	(10,557,026)

Net stockholders’ equity	21,869	14,493

Total liabilities and stockholders’ equity	$215,660	$202,153

i2 TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2008	2007
Revenues:
Software solutions	$11,672	$13,433
Services	28,842	28,695
Maintenance	22,063	21,009
Contract	—	2,450

Total revenues	62,577	65,587

Costs and expenses:
Cost of revenues:
Software solutions	2,615	2,474
Services	22,471	23,843
Maintenance	2,843	2,937
Amortization of acquired technology	4	6
Sales and marketing	11,950	11,698
Research and development	7,633	8,805
General and administrative	10,964	10,378
Amortization of intangibles	25	3
Restructuring charges and adjustments	—	(25)

Total costs and expenses	58,505	60,119

Operating income	4,072	5,468

Non-operating income (expense), net:
Interest income	1,194	1,346
Interest expense	(1,238)	(1,240)
Foreign currency hedge and transaction losses, net	(141)	(117)
Other income (expense), net	619	(321)

Total non-operating income (expense), net	434	(332)

Income before income taxes	4,506	5,136
Income tax expense	1,127	859

Net income	3,379	4,277

Preferred stock dividend and accretion of discount	776	757

Net income applicable to common stockholders	$2,603	$3,520

Net income per common share applicable to common stockholders:
Basic	$0.10	$0.14
Diluted	$0.10	$0.13

Weighted-average common shares outstanding:
Basic	26,055	25,610
Diluted	26,441	26,954

i2 TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Three Months Ended March 31,
	2008	2007
Cash flows from operating activities:
Net income	$3,379	$4,277
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Amortization of debt issuance expense	270	246
Warrant accretion	158	158
Depreciation and amortization	935	1,181
Stock based compensation	2,903	4,179
Loss on disposal of premises and equipment	147	151
Expense for bad debts charged to costs and expenses	106	24
Deferred income taxes	616	(107)
Changes in operating assets and liabilities, excluding the effects of acquisitions:
Accounts receivable	(2,223)	214
Other assets	(2,302)	(1,146)
Accounts payable	720	(877)
Taxes payable	1,320	450
Accrued liabilities	1,077	(2,506)
Accrued compensation and related expenses	(5,198)	(9,190)
Deferred revenue	6,988	(3,607)

Net cash provided by (used in) operating activities	8,896	(6,553)

Cash flows provided by (used in) investing activities:
Restrictions (placed) released on cash	1,193	(1,157)
Purchases of premises and equipment	(152)	(442)
Proceeds from sale of premises and equipment	12	11

Net cash provided by (used in) investing activities	1,053	(1,588)

Cash flows provided by financing activities:
Net proceeds from common stock issuance from options and employee stock purchase plans	52	1,330

Net cash provided by financing activities	52	1,330

Effect of exchange rates on cash	620	102

Net change in cash and cash equivalents	10,621	(6,709)
Cash and cash equivalents at beginning of period	120,978	109,419

Cash and cash equivalents at end of period	$131,599	$102,710

Supplemental cash flow information
Income taxes paid (net of refunds received)	$(435)	$673
Schedule of non-cash financing activities
Preferred stock dividend and accretion of discount	$776	$757

SCHEDULE A TO PRESS RELEASE

May 6, 2008

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

($ in thousands, except per share data)

(unaudited)

Revenue
	1Q 2008	1Q 2007
GAAP revenue	$62,577	$65,587
Less: contract revenue	—	2,450

Operating Revenue	$62,577	$63,137

Diluted earnings per share applicable to common stockholders *
	1Q 2008	1Q 2007
GAAP diluted earnings per share applicable to common stockholders	$0.10	$0.13

Add: stock option expense	$0.08	$0.12
Less: contract revenue	—	$0.09

Non-GAAP diluted earnings per share applicable to common stockholders	$0.17	$0.16

*	Non-GAAP EPS amounts may vary from GAAP EPS amounts and adjustments due to rounding

SCHEDULE B TO PRESS RELEASE

May 6, 2008

KEY PERFORMANCE INDICATORS

(unaudited)

	1Q 07	2Q 07	3Q 07	4Q 07	1Q 08
Software solutions bookings ($ in millions) (1)	$7.7	$18.0	$7.0	$21.9	$8.6
Platform technology bookings ($ in millions)	$—	$0.5	$—	$—	$—
Services and maintenance bookings ($ in millions)	$53.9	$56.4	$39.5	$59.9	$57.8

Total bookings ($ in millions) (2)	$61.5	$75.0	$46.5	$81.8	$66.4

Number of software solutions transactions booked > $500K	6	5	4	6	5
Average amount booked ($ in thousands) (3)	$192	$618	$302	$561	$227

Software solutions revenue
Revenue from current quarter bookings ($ in millions)	$1.8	$2.4	$1.3	$1.0	$0.2
Revenue from prior period bookings ($ in millions)	$5.7	$3.4	$3.8	$5.9	$5.2
Subscription/recurring revenue ($ in millions)	$5.9	$5.7	$5.4	$5.4	$6.2

Total software solutions revenue ($ in millions)	$13.4	$11.4	$10.5	$12.4	$11.7

Total revenue recognized by region
Greater APAC	15%	20%	22%	19%	17%
EMEA	25%	20%	22%	17%	20%
Americas	60%	60%	56%	64%	63%

Total revenue	100%	100%	100%	100%	100%

Days sales outstanding	38	37	39	36	40

Total headcount	1,351	1,371	1,308	1,286	1,301

Direct sales representatives (4)	n/a	n/a	n/a	n/a	56

1.	Software solutions bookings includes bookings for recurring transactions.

2.	Total bookings represents potential future revenue that was sold each quarter, including platform technology bookings

3.	Average amount excludes recurring bookings less than $10K

4.	Direct sales representatives includes commission-based, quota carrying sales reps excluding sales management. During Q1 2008, due to a change in primary job responsibilities, certain employees were moved from Services to Sales as a result of the company’s reorganization in late 2007. Prior period sales representative counts were not adjusted to reflect the change, therefore prior period counts are not applicable.